UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☒    Soliciting Material Pursuant to Rule 14a-12
Bowhead Specialty Holdings Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11

On August 5, 2026, Bowhead Specialty Holdings Inc., a Delaware corporation (together with its subsidiaries, the “Company”) distributed the following to its employees relating to the Company’s entry into an Agreement and Plan of Merger with American Family Mutual Insurance Company, S.I., a Wisconsin insurance company (“Parent”), and Trident Superior Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent.

Subject: Welcome to American Family!

Bowhead team –

Monday was an important milestone for Bowhead and American Family. While more needs to be done in the coming weeks and months, we are confident in our future together and I’m excited to welcome you to American Family at the closing of the transaction!

Bowhead’s growth over the past six years reflects a compelling combination of disciplined underwriting, claims expertise and market-responsive innovation. American Family has valued the opportunity to support that momentum since 2020 — first as an investor, then as a strategic partner and now through the next chapter of Bowhead becoming part of the American Family enterprise at the closing of the transaction. This progression reflects our belief in Bowhead’s business model, leadership, employees and the ability to create long-term value in the specialty insurance marketplace.

I’m sure you have many questions about American Family; our mission to inspire, protect and restore dreams; and how we can support Bowhead to continue to build on its strong foundation. Over time, we’ll work with your management team to share more information about who we are and how we operate.
It’s important for you to know we recognize that Bowhead brings new capabilities and expertise to American Family, and we are intent on supporting Bowhead’s continued focus on profitable growth while sustaining the team, culture, capabilities and market strengths that have made the company successful.

I look forward to meeting more of you in the months ahead, beginning this morning with visits to your Chicago office and your New York office this afternoon.

Bill Westrate
Chair & Chief Executive Officer

Forward-Looking Statements

Statements in this communication, and any related oral statements, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms or the converse of such terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this press release and include statements regarding intentions, beliefs or current expectations concerning, among other things, the transaction, regulatory approvals, and the timing of the transaction, the industries in which Bowhead operates, and other statements relating to Bowhead’s future performance.

The transaction is subject to risks and uncertainties, including: that Bowhead and American Family may be unable to complete the transaction because, among other reasons, conditions to the closing of the transaction may not be satisfied or waived; uncertainty as to the timing of completion of the transaction; the inability to complete the transaction due to the failure to obtain the Bowhead stockholder approvals for the transaction or the failure to satisfy other conditions to completion of the transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; interloper risk; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks related to disruption of management’s attention from Bowhead’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on Bowhead’s relationships with its insureds, operating results and business generally; and the outcome of any legal proceedings to the extent initiated against Bowhead, American Family or others following the announcement of the transaction, as well as Bowhead’s and American Family management’s response to any of the aforementioned factors.

A more fulsome discussion of the risks related to the transaction will be included in Bowhead’s proxy statement for the transaction. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in Bowhead’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. While the list of factors presented here is, and the list of factors presented in the proxy statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements speak only as of the date on which they are made. Except as expressly required under federal securities laws or the rules and regulations of the SEC, Bowhead does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to Bowhead are expressly qualified by these cautionary statements.

The information contained on or connected to any websites referenced in this press release is not incorporated by reference into this press release.

Additional Information and Where to Find It

In connection with the transaction, Bowhead will file with the SEC a proxy statement on Schedule 14A, the definitive version of which will be sent or provided to Bowhead’s stockholders. Bowhead and affiliates of Bowhead intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). Bowhead may also file or furnish other documents with the SEC regarding the transaction. This material is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that Bowhead may file with, or furnish to, the SEC. INVESTORS IN AND STOCKHOLDERS OF BOWHEAD ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED WITH OR WILL BE FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain a copy of these documents (when they are filed and become available) free of charge at the SEC’s website at www.sec.gov. Bowhead will also provide a copy of these materials without charge on its website at https://ir.bowheadspecialty.com/.

Participants in the Solicitation

Bowhead, its executive officers and certain members of its board of directors may be deemed to be participants in the solicitation of proxies from Bowhead’s stockholders in connection with the transaction. Information regarding Bowhead’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Bowhead’s annual proxy statement filed with the SEC on March 16, 2026. A more complete description will be available in the proxy statement on Schedule 14A to be filed regarding the transaction. You may obtain copies of these documents as described in the preceding paragraph filed with, or furnished to, the SEC free of charge. All such documents, when filed or furnished, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to the investor relations department of Bowhead.